UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2020

Equitrans Midstream Corporation

(Exact name of registrant as specified in its charter)

Pennsylvania	001-38629	83-0516635
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2200 Energy Drive Canonsburg, Pennsylvania	15317
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (724) 271-7600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	ETRN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 1, 2020, the Board of Directors (the Board) of Equitrans Midstream Corporation (the Company) appointed Patricia K. Collawn as an independent director of the Company.

Ms. Collawn has served as President and Chief Executive officer of PNM Resources, Inc. (a publicly traded energy holding company that provides electricity to homes and businesses in New Mexico and Texas through two regulated utilities) (PNM Resources) since 2010. She has also served as a director of PNM Resources since 2010 and was appointed Chairman of its board of directors in 2012. Ms. Collawn joined PNM Resources in 2007 and served as President and Chief Operating Officer and President, Utilities of PNM Resources prior to her promotion to President and Chief Executive Officer in 2010. In addition to serving on the board of directors of PNM Resources, Ms. Collawn has served as an independent director of CTS Corporation (a publicly traded designer and manufacturer of sensors, actuators and electronic components for various industries) since 2003. Ms. Collawn has indicated that she will step down from the board of directors of CTS Corporation as promptly as practicable in order to minimize disruption during the COVID-19 outbreak.

Ms. Collawn does not have any familial relationship with any director, executive officer or person nominated or chosen by the Company to become a director or executive officer.  In addition, there are no known related person transactions involving Ms. Collawn, or involving any other “related person” associated with Ms. Collawn, as defined in Regulation S-K, Item 404(a).

Ms. Collawn will receive the standard compensation amounts payable to non-employee directors of the Company, as described in the Company’s 2019 proxy statement filed with the U.S. Securities and Exchange Commission on April 26, 2019. Pursuant to these arrangements, on April 1, 2020, the Board approved a grant of 8,440 stock units to Ms. Collawn. In addition, Ms. Collawn will execute an indemnification agreement with the Company in substantially the form filed as Exhibit 10.56 to the Company’s annual report on Form 10-K for the year ended December 31, 2019.

The Company expects that Ms. Collawn will be appointed to committees by the Board following the Company’s annual meeting of shareholders in the second quarter of 2020.

Item 7.01         Regulation FD Disclosure.

On April 1, 2020, the Company issued a news release with respect to the appointment of Ms. Collawn to the Board, a copy of which is furnished with this Current Report on Form 8-K (Current Report) as Exhibit 99.1 and incorporated into this Item 7.01 by reference. The information in this Item 7.01 of this Current Report (including Exhibit 99.1) shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the Exchange Act), or otherwise subject to the liability of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of the general incorporation language of such filing, except as shall be expressly set forth by specific reference in such filing.

Item 9.01         Financial Statements and Exhibits.

(d)	Exhibits.
Exhibit No.	Description
99.1	News release issued by Equitrans Midstream Corporation dated April 1, 2020. (Furnished solely for purposes of Item 7.01 of this Current Report on Form 8-K.)
104.1	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUITRANS MIDSTREAM CORPORATION

Date: April 1, 2020	By:	/s/ Kirk R. Oliver
	Name:	Kirk R. Oliver
	Title:	Senior Vice President and Chief Financial Officer